Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Announces CFO Retirement & New Executive Leadership Roles

Barry Broadus to Retire as CFO in 2026 After a 40-Year Career in Finance

James Morgan, COO, to Take on Additional Role of CFO

Anne Choate to be Named President

RESTON, Va. (October 30, 2025) — ICF (NASDAQ:ICFI), a leading global solutions and technology provider, today announced several executive leadership changes supporting the company’s future growth.

Barry Broadus, chief financial officer (CFO), has informed ICF of his decision to retire on March 1, 2026, following the publication of ICF’s full year 2025 financial results. Barry joined ICF in 2022, capping a 40-year career in financial management, and will remain a consultant to ICF. At that time, James Morgan, ICF’s chief operating officer (COO), will take on the role of chief operating and financial officer (COFO). In addition, at the start of 2026, Anne Choate, currently executive vice president, will take on the role of president.

“Barry has brought a wealth of valuable experience to ICF. He has leveraged his in-depth knowledge of our markets to strengthen our financial capabilities, build a strong finance team and position ICF to take advantage of future growth opportunities. We appreciate the significant contributions that Barry has made to our company and wish him well in his retirement,” said John Wasson, chair and chief executive officer.

“ICF is fortunate to have a strong, stable group of talented leaders like James and Anne to help drive our future growth,” Wasson continued. “They both bring tremendous experience and insight to our growth strategy, operational focus and financial performance. As we look to capitalize on significant opportunities across our portfolio, I’m pleased that James and Anne will work closely with me, our executive leadership team and our board of directors in executing organic growth, acquisitions and financial strategies that build our future growth and profitability.”

Morgan has more than 30 years of leadership experience at firms supporting commercial and government clients. He has served as ICF’s COO since 2020, leading a number of critical business transformation and operational efforts that have helped to increase the company’s enterprise scalability and efficiency. He has also played a key role in ICF’s acquisitions and divestitures as COO. Prior to being named COO, he served as ICF’s CFO from 2012 to 2020. In his new role, Morgan will lead ICF’s financial strategy and performance while continuing to strengthen the company’s business infrastructure and operational excellence. Building on the work he’s done for the last 13 years at ICF, he’ll focus on balancing financial discipline with strategic innovation and agility in support of long-term business growth.

Choate currently leads ICF’s energy, environment and infrastructure and disaster recovery client markets. Under her leadership, ICF has considerably expanded its commercial energy practice, which has been growing at a double-digit rate for the last several years, and now accounts for about 30% of the company’s total revenues. During her 30-year tenure at the company, she has served in a variety of leadership roles across ICF’s commercial and government businesses and has an excellent track record of strong business growth. In her new role, Choate will lead ICF’s four client-facing business groups as well as the company’s business development organization. As president, she’ll focus on maximizing growth opportunities across ICF’s markets and expanding the company’s use of technology and AI to enhance client delivery and success.

“James’ and Anne’s new roles will take effect in early 2026, strengthening ICF’s leadership and accelerating the company’s strategy for growth, expansion and excellence in delivery,” Wasson concluded.

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About ICF

ICF is a leading global solutions and technology provider with approximately 9,000 employees. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and various risks and uncertainties related to health epidemics, pandemics, and similar outbreaks. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.